Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals’ Board of Directors Names 25-Year Lilly Veteran John E. Voris to Board

— Pharmaceutical executive and entrepreneur; led emerging medical software company from start-up to commercialization —

Waltham, Mass., January 10, 2005 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) Board of Directors has named John E. Voris as its newest member. Mr. Voris’ years as an executive at Eli Lilly and Company, as well as his position as CEO at a leading medical software company have given him keen insight into successful strategies for building a healthcare enterprise.

“As Oscient has advanced as an emerging biopharmaceutical company, we recognize that unique perspectives, varied backgrounds and innovative approaches are essential to our success,” stated David B. Singer, Chairman of Oscient Pharmaceuticals’ Board of Directors. “John embodies all of these attributes and will surely be a vital part of the Board and a valuable asset to Oscient.”

Mr. Voris spent nearly three decades at Lilly, serving in a variety of leadership roles, including Executive Vice President of the Lilly subsidiary PCS Health Systems. He also served as the Executive Director of the Infectious Disease Business Unit and throughout his time at Lilly, gained experience in sales and marketing both in the U.S. and abroad. Most recently, Mr. Voris was the President and CEO during the start-up and development phases of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. He continues his association with Epocrates as Chairman of the Board and also serves on the Board of Gentiae, a successful clinical research company. Mr. Voris is a graduate of the Kelley School of Business at Indiana University, where he earned both a bachelor’s degree and an M.B.A.

Separately, Oscient’s Board of Directors has announced the resignation of William J. Rutter, Ph.D. An original member of the Board of GeneSoft Pharmaceuticals, Dr. Rutter was instrumental in guiding Genesoft, and subsequently Oscient, through the complexities of a merger and a product launch.

“Bill, one of the pioneers of the biopharmaceutical industry, has been a strong champion for new ideas that have had a meaningful impact on meeting medical needs,” added Mr. Singer. “From the day Genesoft was founded, we benefited from his energy, insight and curiosity. We are indebted to Bill for all that he has contributed to Oscient.”

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for hospitalized patients.

The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD). The Company’s preclinical program includes an oral peptide deformylase (PDF) inhibitor series, under preclinical development for community-based respiratory tract infections.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 25, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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